UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Cerus Corporation (the “Company”) held its Annual Meeting of Stockholders on June 2, 2010 (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2010.

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Each of the two directors proposed by the Company for re-election was elected by the following votes to serve until the Company’s 2013 Annual Meeting of Stockholders or until their respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Dr. Laurence M. Corash	11,044,092	1,388,938
Gail Schulze	9,944,126	2,488,904

There were 19,646,162 broker non-votes for this proposal.

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The Company’s stockholders also approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 50,000,000 shares to 112,500,000 shares. The tabulation of votes on this matter was as follows: shares voted for: 28,782,001; shares voted against: 3,229,398; shares abstaining: 67,793; and broker non-votes: 0.

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Finally, the stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010. The tabulation of votes on this matter was as follows: shares voted for: 31,703,471; shares voted against: 346,871; shares abstaining: 28,850; and broker non-votes: 0.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: June 8, 2010	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Accounting Officer